UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2021 (February 7, 2021)

IONIX TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000- 54485	45-0713638
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Rm 608, Block B, Times Square, No. 50 People Road, Zhongshan District,

Dalian City, Liaoning Province, China 116001

(Address of principal executive offices, including zip code)

+86-411-88079120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:         None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of the principal U.S. market
Common Stock, par value $0.0001 per share	IINX	OTCQB marketplace of OTC Markets, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Establishment of Shijirun (Yixing) Technology, Ltd.

On February 7, 2021, the Board of Directors of Ionix Technology, Inc. (the “Company”) approved and ratified the incorporation of Shijirun (Yixing) Technology, Ltd. (“Shijirun”), a limited liability company formed under the laws of the Peoples Republic of China (PRC) on February 7, 2021. Well Best International Investment Limited, a limited liability company formed under the laws of Hong Kong Special Administrative Region (“Well Best”), and a wholly owned subsidiary of the Company, is the sole shareholder of Shijirun. As a result, Shijirun is an indirect, wholly-owned subsidiary of the Company. Shijirun will head up the Company’s advance into the new energy industry focusing on developing and producing high-end intelligent new energy equipment from Yixing City Jiangsu Province, China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ionix Technology, Inc.

Date: February 11, 2021	By	/s/ Cheng Li
Cheng Li
Duly Authorized officer, Chief Executive Officer